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Exhibit 1.3

        THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER (DEFINED BELOW).

NOTICE OF GUARANTEED DELIVERY
for Deposit of Common Shares
(and associated rights under the shareholder rights plan)
of
CUMBERLAND RESOURCES LTD.
Pursuant to the Offer dated March 12, 2007, made by
AGNICO-EAGLE MINES LIMITED
and
AGNICO-EAGLE ACQUISITION CORPORATION

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 11:59 P.M. (TORONTO TIME) ON APRIL 16, 2007 (THE "EXPIRY TIME"), UNLESS EXTENDED OR WITHDRAWN.

Use this Notice of Guaranteed Delivery if you wish to accept the Offer but your share certificate(s) are not immediately available or you are not able to deliver your share certificate(s) to the Depositary or the U.S. Forwarding Agent at or before the Expiry Time.

        This Notice of Guaranteed Delivery must be used to accept the offer dated March 12, 2007 (the "Offer") made by Agnico-Eagle Mines Limited ("Agnico-Eagle") and Agnico-Eagle Acquisition Corporation ("Agnico Acquisition" and, together with Agnico-Eagle, the "Offerors"), a wholly-owned subsidiary of Agnico-Eagle, for share certificates representing common shares (the common shares collectively and together, unless the context requires otherwise, with associated rights (the "SRP Rights") issued and outstanding under the shareholder rights plan of Cumberland, the "Cumberland Shares") of Cumberland Resources Ltd. ("Cumberland"), including Cumberland Shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the exercise of Options, on the basis of 0.185 of a common share of Agnico-Eagle (an "Agnico-Eagle Share") per Cumberland Share, only if certificates representing the Cumberland Shares to be deposited are not immediately available or if the holder of Cumberland Shares (the "Shareholder") is not able to deliver the certificates and all other required documents to Computershare Investor Services Inc. (the "Depositary") or Computershare Trust Company, N.A. (the "U.S. Forwarding Agent") at or prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand, mailed or transmitted by facsimile transmission to the Toronto, Ontario office of the Depositary set out below.

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the offer to purchase and related offering circular dated March 12, 2007 (the "Circular") have the respective meanings set out in the Circular.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

        If a Shareholder wishes to deposit Cumberland Shares pursuant to the Offer and either (a) the certificate(s) representing the Cumberland Shares is (are) not immediately available or (b) the certificate(s) and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent at or prior to the Expiry Time, those Cumberland Shares nevertheless may be deposited validly under the Offer provided that all of the following conditions are met:

  (a)
  such deposit is made by or through an Eligible Institution (as defined below);

  (b)
  a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile thereof), including a guarantee to deliver by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery, is received by the Depositary before the Expiry Time at its Toronto, Ontario office listed in this Notice of Guaranteed Delivery; and

  (c)
  the certificate(s) representing all deposited Cumberland Shares, together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required thereby, are received by the Depositary at its office in Toronto, Ontario listed in the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day of the TSX after the Expiry Date.

        The undersigned understands and acknowledges that payment for Cumberland Shares deposited and taken up by the Offerors will be made only after timely receipt by the Depositary of (a) certificate(s) representing the Cumberland Shares, (b) a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and (c) all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offerors or the Depositary to persons depositing Cumberland Shares on the exchange of Cumberland Shares pursuant to the Offer, regardless of any delay in making such exchange, and that the consideration for the Cumberland Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Cumberland Shares delivered to the Depositary or the U.S. Forwarding Agent before the Expiry Time, even if the Cumberland Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Cumberland Shares is not made, until after the take up and payment for the Cumberland Shares under the Offer.

        All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers, Inc. or banks and trust companies in the United States.

        The Depositary or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery (see back page of this Notice of Guaranteed Delivery for addresses and telephone numbers). Persons whose Cumberland Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee if they wish to accept the Offer.

TO:	AGNICO-EAGLE MINES LIMITED or AGNICO-EAGLE ACQUISITION CORPORATION, as applicable
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary, at its office set out herein.
	By Registered Mail:	By Hand or Courier:	By Facsimile Transmission:
	P.O. Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2	9th Floor 100 University Avenue Toronto, Ontario M5J 2Y1	(905) 771-4082

        This Notice of Guarantee Delivery must be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary at it office in Toronto, Ontario listed in this Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery.

        Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via a facsimile number other than as set forth above does not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures on the Letter of Transmittal. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution, such signature must appear in the applicable space in the Letter of Transmittal.

        Do not send certificates for Cumberland Shares with this Notice of Guaranteed Delivery. Certificates for Cumberland Shares must be sent with your Letter of Transmittal.

        The undersigned hereby deposits with the applicable Offeror, upon the terms and subject to the conditions set forth in the Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the Cumberland Shares listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery".

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Certificate Number(s) (if available)	Name(s) in which Registered	Number of Cumberland Shares Represented by Certificate	Number of Cumberland Shares Deposited*

TOTAL:

(Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the above form.)

* Unless otherwise indicated, the total number of Cumberland Shares evidenced by all certificates delivered will be deemed to have been deposited.
* A deposit of Cumberland Shares is deemed to be a deposit of the SRP Rights associated with such Cumberland Shares.

Signature(s) of Holder of Cumberland Shares	Address(es)
Name (please print or type)
Date	Postal/Zip Code
Daytime Telephone Number

GUARANTEE OF DELIVERY

The undersigned, a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (an "Eligible Institution") guarantees delivery to the Depositary of the certificate(s) representing the Cumberland Shares deposited hereby, in proper form for transfer together with delivery of a properly completed and duly executed Letter of Transmittal in the form enclosed herewith or a manually executed facsimile copy thereof, and all other documents required by the Letter of Transmittal, all on or before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date.
Name of Firm:	Authorized Signature:
Address of Firm:	Name:
Title:
Telephone Number:	Date:

DO NOT SEND CERTIFICATES REPRESENTING CUMBERLAND SHARES WITH THIS FORM. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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The Depositary is:

COMPUTERSHARE INVESTOR SERVICES INC.

By Registered Mail

P.O. Box 7021
31 Adelaide Street East
Toronto, Ontario
M5C 3H2

Attention: Corporate Actions

By Hand or by Courier

9th Floor
100 University Avenue
Toronto, Ontario
M5J 2Y1

Attention: Corporate Actions

Toll Free: 1-800-564-6253
Facsimile: (905) 771-4082
E-mail: corporateactions@computershare.com

Any questions and requests for assistance may be directed by
Shareholders to the Depositary at the telephone number
and locations set out above.

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WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY